Exhibit 99.1

Ditech Networks Reports Financial Results for the Three and Twelve Month Periods Ended April 30, 2012

San Jose, California, June 19, 2012 - Ditech Networks, Inc. (NASDAQ: DITC), a leader in solutions for voice quality enhancement and voice transcription, reported financial results for the three and twelve month periods ended April 30, 2012.

The financial results for the quarter ended April 30, 2012, were as follows:

•                  Revenues were $5.6 million, up from $4.2 million from last quarter and $5.3 million in the corresponding period last year.

•                  GAAP operating expenses for the quarter were $4.3 million, up from $4.2 million last quarter and down from $4.7 million for the corresponding quarter last year.

•                  Non-GAAP (1) operating expenses were $4.2 million.

•                  GAAP net loss for the quarter was $2.0 million or $0.08 per share.

•                  Non-GAAP (1) net loss for the quarter was $1.8 million or $0.07 per share.

The financial results for the twelve months ended April 30, 2012, were as follows:

•                  Revenues were $16.7 million.

•                  Cash used in operations was $4.7 million.

•                  GAAP operating expenses were $16.9 million.

•                  Non-GAAP (1) operating expenses were $16.3 million.

•                  GAAP net loss was $10.6 million or $0.40 per share.

•                  Non-GAAP (1) net loss was $9.8 million or $0.37 per share.

(1)          A reconciliation of the non-GAAP to GAAP financial measures for fiscal 2012 and 2011 is included at the end of this press release. These non-GAAP financial measures exclude stock-based compensation expense, the expense related to amortization of purchased intangible assets, severance and restructuring costs, and the tax effects of the excluded amounts.

 Since January 31, 2012, Ditech Networks:

•                  Increased PhoneTag revenue by over $0.1 million, or 11%, over the quarter ended January 31, 2012, and $0.5 million, or 60%, over the fourth quarter of the prior fiscal year.  Year over year PhoneTag revenues increased $1.3 million or 36%.

•                  Implemented a number of cost savings programs targeted at reducing PhoneTag cost of revenue, including the running of production traffic in its own hosted server facility, which the company expects to significantly decrease its hosting costs.

•                  Engaged in a joint development program with a tier 1 customer in Europe where Ditech’s portion of the development effort is funded by the customer.  This resulted in an offset to research and development expense of approximately $100,000 in the quarter ended April 30, 2012.

“I am pleased to announce that our PhoneTag revenue has increased approximately 36% for the year, and 60% for the fourth quarter of fiscal 2012, over the fourth quarter of fiscal 2011” said Ken Naumann, President and CEO. “This improvement is primarily the result of our increased focus on the growth and development of our PhoneTag sales team, which resulted in 36 new customer contracts during the year, including a significant tier 1 customer, and multiple tier 2 and tier 3 customers. This generated a significant increase in our wholesale customer base.  Our strategy for PhoneTag growth is predicated on an increase in carrier rollouts.”

“Additionally, we improved the performance of our automated transcription service, and increased our automated subscriber base over the past year.  The company is also striving to further reduce PhoneTag cost of revenue, primarily by the relocation of the company’s server farm from a third party hosted solution to its own hosted facility.”

“Although our annual VQA revenue declined, revenue in the fourth quarter improved compared to the third quarter FY 2012,” continued Mr. Naumann. “We have made progress on our new VQA product concept, EVP, which is our VQA solution that will be delivered using X86 off the shelf hardware.”

“In addition, successful cost savings initiatives directed primarily at our VQA offering resulted in a decrease in operating expenses of over $4 million from the prior year.  This decrease was partially offset by over $1million of increased investment in the PhoneTag sales team and new customer trials.”

About Ditech Networks

Ditech Networks provides advanced voice processing solutions that perform tasks spanning from voice-enabled Web 2.0 and unified communications services to voice quality enhancement. Ditech Networks believes in the power and simplicity of human speech; its solutions deliver high-quality voice communication and it is currently developing compelling voice capabilities to new communications methods like social networking and text messaging, allowing consumers to use voice in ways that make sense in today’s Web 2.0-savvy world.

Leveraging over 20 years of deployments with communications providers around the world, Ditech Network’s products help global communications companies meet the multiple challenges of service differentiation, network expansion and call capacity, by delivering consistent, dependable voice quality. Ditech Network’s customers include Verizon, Sprint/Nextel, AT&T, Telus, Orascom Telecom, and West Corporation. Ditech Networks is headquartered in San Jose, California.

Forward Looking Statement

The statements in this press release with respect to Ditech Networks’ expectation that the relocation of the company’s server farm from the cloud to its own hosted facility will significantly reduce PhoneTag cost of goods sold are forward-looking statements. Actual results could differ materially as a result of numerous risks and uncertainties, including: Ditech Networks may experience unexpected expenses as a result of its restructurings, the switch to its own hosted facility or the need to invest more in its PhoneTag business than it currently anticipates, which could cause its PhoneTag cost of goods sold not to decline as Ditech Networks expects; as well as those detailed under the caption “Future Growth and Operating Results Subject to Risk” in Ditech Networks’ Quarterly Report on Form 10-Q for the period ended January 31, 2012, filed March 13, 2012, with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information

Ditech Networks provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be enhanced by providing additional measures used by management to assess operating results. Internally, Ditech Networks uses calculations of: (i) non-GAAP gross profit and gross margin, which represents gross profit and gross margin excluding the effect of stock-based compensation expense and severance and restructuring costs; (ii) non-GAAP operating expenses, which represent operating expenses excluding the effect of stock-based compensation expense and severance and restructuring costs and, in the case of total operating expenses, expense related to amortization of purchased intangible assets; (iii) non-GAAP pre-tax loss and non-GAAP net loss, which represents pre-tax loss and net loss excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of purchased intangible assets; and (iv) non-GAAP basic and diluted net loss per share, which represents basic and diluted net loss per share excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of purchased intangible assets. The non-GAAP net loss and net loss per share financial measures also exclude the tax effects of the excluded amounts.

The non-GAAP financial measures contained in this release are included with the intention of providing investors additional understanding of Ditech Networks’ operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP.

Ditech Networks believes that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Ditech Networks’ financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2) Since Ditech Networks has historically reported non-GAAP results to the investment community, Ditech Networks believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare Ditech Networks’ performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Ditech Networks’ management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in Ditech Networks’ industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of Ditech Networks’ performance.

As stated above, Ditech Networks presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Ditech Networks’ GAAP results. In the future, Ditech Networks expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•	Ditech Networks’ stock option and stock purchase plans are important components of incentive compensation arrangements and are reflected as expenses in Ditech Networks’ GAAP results.

•

Amortization of purchased intangibles, though not directly affecting Ditech Networks’ current cash position, represents the loss in value as the technology in Ditech Networks’ industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining Ditech Networks’ current technological position in the company’s competitive industry which is addressed through the company’s research and development program.

•

Restructuring charges reflect a real cost of doing business and reacting to market forces, and by eliminating these charges the non-GAAP financial measures do not reflect these costs of doing business.

•	Other companies, including other companies in Ditech Networks’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Press Contact:	Investor Contact:
Karl Brown	Bill Tamblyn
(408)-883-3682	(408)-883-3691

Ditech Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	April 30,	April 30,
	2012	2011

Assets
Cash, cash equivalents and investments	$22,942	$27,522
Accounts receivable, net	2,493	1,851
Inventories	2,375	4,689
Property and equipment, net	855	1,164
Purchased intangibles	61	441
Other assets	3,236	5,051
Total Assets	$31,962	$40,718

Liabilities and Stockholders’ Equity
Accounts payable	$1,734	$858
Accrued expenses and other short-term accrued liabilities	1,291	1,632
Deferred revenue	948	530
Income taxes payable	45	50
Other long-term liabilities	174	—

Total Liabilities	4,192	3,070

Stockholders’ equity	27,770	37,648

Total Liabilities and Stockholders’ Equity	$31,962	$40,718

Ditech Networks, Inc.

Consolidated Statements of Operations

For the Three and Twelve Month Periods Ended April 30, 2012 and 2011

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2012	2011	2012	2011

Revenue	$5,571	$5,285	$16,671	$18,563

Cost of revenue	3,264	2,492	10,326	9,422

Gross profit	2,307	2,793	6,345	9,141

Operating expenses:
Sales and marketing	1,682	1,815	6,071	7,481
Research and development	1,800	1,938	7,190	7,715
General and administrative	842	946	3,595	4,691
Amortization of purchased intangible assets	20	20	80	80

Total operating expenses	4,344	4,719	16,936	19,967

Loss from operations	(2,037)	(1,926)	(10,591)	(10,826)

Other income, net	11	2,439	10	2,381

Income (loss) before (benefit from) provision for income taxes	(2,026)	513	(10,581)	(8,445)

Provision for (benefit from) provision for income taxes	(16)	(31)	2	(43)

Net income (loss)	$(2,010)	$544	$(10,583)	$(8,402)

Basic net income (loss) per share:	$(0.08)	$0.02	$(0.40)	$(0.32)
Diluted net income (loss) per share	$(0.08)	$0.02	$(0.40)	$(0.32)

Weighted shares used in per share calculation:
Basic	26,759	26,396	26,658	26,370
Diluted	26,759	26,749	26,658	26,370

Stock-based compensation expense allocated by function was as follows:
Cost of revenue	$12	$14	$49	$72
Sales and marketing	53	80	206	387
Research and development	48	55	186	225
General and administrative	58	100	105	550
Total	$171	$249	$546	$1,234

Ditech Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

For the Three and Twelve Month Periods Ended April 30, 2012 and 2011

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2012	2011	2012	2011

GAAP gross profit	$2,307	$2,793	$6,345	$9,141
Add back severance and restructuring costs	—	—	45	—
Add back stock-based compensation	12	14	49	72
Non-GAAP gross profit	$2,319	$2,807	$6,439	$9,213

GAAP gross margin	41.4%	52.8%	38.1%	49.2%
Add back severance and restructuring costs	0.0%	0.0%	0.2%	0.0%
Add back stock-based compensation	0.2%	0.3%	0.3%	0.4%
Non-GAAP gross margin	41.6%	53.1%	38.6%	49.6%

GAAP sales and marketing expense	$1,682	$1,815	$6,071	$7,481
Add back (deduct) severance and restructuring costs	—	(105)	(36)	(97)
Deduct stock-based compensation	(53)	(80)	(206)	(387)
Non-GAAP sales and marketing expense	$1,629	$1,630	$5,829	$6,997

GAAP research and development expense	$1,800	$1,938	$7,190	$7,715
Add back (deduct) severance and restructuring costs	—	—	(28)	7
Deduct stock-based compensation	(48)	(55)	(186)	(225)
Non-GAAP research and development expense	$1,752	$1,883	$6,976	$7,497

GAAP general and administrative expense	$842	$946	$3,595	$4,691
Deduct severance and restructuring costs	—	—	(21)	—
Deduct stock-based compensation	(58)	(100)	(105)	(550)
Non-GAAP general and administrative expense	$784	$846	$3,469	$4,141

GAAP total operating expenses	$4,344	$4,719	$16,936	$19,967
Deduct:
Severance and restructuring costs	—	(105)	(85)	(90)
Stock-based compensation expense	(159)	(235)	(497)	(1,162)
Amortization of purchased intangibles	(20)	(20)	(80)	(80)
Non-GAAP total operating expenses	$4,165	$4,359	$16,274	$18,635

GAAP loss from operations	$(2,037)	$(1,926)	$(10,591)	$(10,826)
Addback severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	191	374	756	1,404
Non-GAAP loss from operations	$(1,846)	$(1,552)	$(9,835)	$(9,422)

GAAP loss before provision (benefit) for income taxes	$(2,026)	$513	$(10,581)	$(8,445)
Addback severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	191	374	756	1,404
Non-GAAP income (loss) before provision (benefit from) for income taxes	$(1,835)	$887	$(9,825)	$(7,041)

GAAP provision (benefit from) for income taxes	$(16)	$(31)	$2	$(43)
Deduct the tax impact of eliminating severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	—	—	—	—
Non-GAAP provision (benefit from) for income taxes	$(16)	$(31)	$2	$(43)

GAAP net income (loss)	$(2,010)	$544	$(10,583)	$(8,402)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and adjustment to tax provision	191	374	756	1,404
Non-GAAP net income (loss)	$(1,819)	$918	$(9,827)	$(6,998)

GAAP diluted net loss per share	$(0.08)	$0.02	$(0.40)	$(0.32)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and adjustment to tax provision	0.01	0.01	0.03	0.05
Non-GAAP diluted net income (loss) per share	$(0.07)	$0.03	$(0.37)	$(0.27)

Shares used in computing net income (loss) per share
Diluted-GAAP	26,759	26,749	26,658	26,370
Diluted-Non-GAAP	26,759	26,749	26,658	26,370